SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported)
                                December 31, 1997


                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
               (Exact name of registrant as specified in charter)


     NEW YORK                  333-11961                     25-0659306
     --------                 ----------                    ------------
    (State or other           (Commission File              (IRS Employer
    jurisdiction of           Number)                       Identification
    incorporation)                                          Number)


           ONE MELLON BANK CENTER, PITTSBURGH, PENNSYLVANIA   15258-0001
           -------------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code (412) 234-5000

                                 NOT APPLICABLE
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5.   Other Events

     The tables attached hereto as Exhibit 19.1 (the "Updated Tables") update the tables contained on pages 37 through 41 (the "Original Tables") of the Mellon Bank Premium Finance Loan Master Trust Prospectus, dated December 12, 1996 (the "Prospectus"), which forms a part of the Registration Statement on Form S-3, No. 333-11961. The "Geographic Concentration" table appearing on pages 38 and 39 of the Prospectus has been updated to reflect the fact that additional states became Permitted States and that address changes for insureds have occurred. The table under the caption "Loan Loss Experience" has been updated to set forth loss experience for the Entire Portfolio for the years ended December 31, 1994, 1995 and 1996 and for the twelve month period ending December 31, 1997, and to set forth loss experience for the Identified Portfolio for the twelve month period ending December 31, 1997. The table under the caption "Loan Delinquency Experience Following Cancellation" has been updated to add a new table to show delinquency experience for the Identified Portfolio for the twelve month period ended December 31, 1997. The table under the caption "Originators' Portfolio Yield" has been updated to add a new table to show portfolio yield information for the Identified Portfolio for the twelve month period ending December 31, 1997. Capitalized but undefined terms used herein have the meanings set forth in the Prospectus.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The loan loss experience for the Identified Portfolio for the twelve months ended December 31, 1997 is not directly comparable to the loan loss experience for the Entire Portfolio for the twelve months ended December 31, 1997 or prior periods presented. Loans are generally charged off by the Servicer if uncollected 270 days after cancellation of the related insurance policy. At the beginning of each period presented, the Entire Portfolio included loans which at such date were uncollected for a variety of lengths of time after cancellation of the related insurance policy. Charge-offs generally occurred during each period as time elapsed and loans remained uncollected for 270 days after policy cancellation. One of the requirements for loans transferred to the Trust as part of the Identified Portfolio is that such loans may not be delinquent more than thirty days. Consequently, the Identified Portfolio, at the beginning of the period presented (January 1, 1997, approximately two weeks after the initial transfer of loans to the Trust), contained a substantially smaller proportion of loans delinquent for more than thirty days than the Entire Portfolio as of the beginning of any of the periods presented. As a result, charge- offs for the Identified Portfolio for the period presented were substantially lower, both in absolute terms and as a percentage of outstanding loans, than charge-offs for the Entire Portfolio for any of the periods presented.

     For the Entire Portfolio, net charge-offs as a percentage of the average outstanding principal balance increased for the twelve months ended December 31, 1997 as compared to prior periods due to a number of factors. These factors include lower originations of new loans which, when compared to charge-offs resulting in part from higher originations in prior periods, have resulted in a higher percentage of charge-offs; economic pressures affecting the insurance industry, which have resulted in insurance companies being more assertive in resisting making unearned premium refunds; the utilization of new insurance agents and increased extended payment terms, which have resulted in increased risk of nonpayment; and higher levels of borrower bankruptcies, which have contributed to increased charge-offs.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

EXHIBIT NO.

     19.1 Updated Tables

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
                                       (Registrant)

                                      By:  AFCO Credit Corporation, on behalf
                                           of Mellon Bank Premium Finance
                                           Loan Master Trust


Date: February 10, 1998               By: /S/ FREDERICK B. OLLETT, III
                                           Name:  Frederick B. Ollett, III
                                           Title: Vice President and
                                                  Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER                 DESCRIPTION
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19.1                           Updated Tables